**THIS STOCK PURCHASE AGREEMENT** (the **"Agreement"**) made and entered into this 21[th] of July 2025 (the **"Execution Date"**),

**BETWEEN:**

**Gregory Aurre III**, an individual/entity
with an address at 1015 10[th] Ave. N Unit 10,
St. Petersburg, FL 33705
(**"Seller"**)

**OF THE FIRST PART**

and

**Intaurelius LLC**
a limited liability company
with an address at 1990 Main Street, 750,
Sarasota, FL 34236
(the **"Purchaser"**)

**OF THE SECOND PART**

The Seller and Purchaser may be referred to individually as a **"Party"** and collectively as the **"Parties"**.

**BACKGROUND:**

A. The Seller is the owner of record of 820,000 Shares of Class A Common Stock of Signature Holdings Corporation (the **"Company"**), representing 83.1% of the issued and outstanding voting securities of the Company (the **"Shares"**).

B. The Seller desires to sell the Shares to the Purchaser and the Purchaser desires to purchase the Shares from the Seller.

**IN CONSIDERATION OF** and as a condition of the Parties entering into this Agreement and other valuable consideration, the receipt and sufficiency of which consideration is acknowledged, the Parties to this Agreement agree as follows:

1. **Sale and Purchase of Stock**

   1.1. **Sale of Controlling Interest.** Subject to the terms and conditions of this Agreement, the Seller agrees to sell, assign, and transfer to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Shares.

   Upon the Closing of this Agreement, the Purchaser shall obtain majority control of the Company and shall have the right to appoint a new Board of Directors and executive officers in accordance with the Company's governing documents and applicable laws.

   1.2. **Purchase Price.** The total purchase price for the Shares shall be $50,000 (fifty-thousand United States dollars) (the **"Purchase Price"**), calculated at $0.06097 per share.

1.3. **Payment Terms.** The Purchase Price shall be paid as follows: (i) $25,000 (twenty-five thousand United States dollars) shall be paid at Closing; and (ii) the remaining $25,000 (twenty-five thousand United States dollars) shall be paid in five (5) equal monthly installments of $5,000 (five-thousand United States dollars) each, with the first installment due on August 4th, 2025 and the last day of the calendar months through November (**"Installment Payment"** or collectively **"Installment Payments"**).

In the event of an uncured installment payment default, Purchaser shall transfer to Seller Signature Class A shares of common stock as follows: for each $5,000 payment defaulted on, Purchaser shall transfer 164,000 Signature Class A shares of common stock from his then current holdings of Signature Class A shares of common stock to Seller for total consideration of $1.00 by way of a share purchase agreement (**"Share Recovery"**) with . Purchaser shall have 14 (fourteen) calendar days after receiving notice of default from the Seller to cure any payment default before triggering the Share Recovery (**"Cure Period"**).

The Seller may elect, at his sole discretion, to either accept Share Recovery as liquidated damages for defaulted installment payments or pursue cash collection of the unpaid amount, but not both. Upon acceptance and transfer of such Shares under the Share Recovery, the Purchaser waives any right to repayment or claim related to such Shares or Installment Payments.

The Seller shall provide written notice of its election of remedy (cash collection or Share Recovery) within thirty (30) calendar days following the expiration of the Cure Period. If no election is made within such period, the Seller shall be deemed to have elected to accept the Share Recovery as full satisfaction for the corresponding installment default.

The Seller's election of remedy for any single missed Installment Payment shall apply only to that specific default and shall not constitute a waiver of the right to enforce or collect any subsequent unpaid Installment Payments in accordance with this Agreement.

Purchaser and Company hereby agree to be jointly and severally liable for the full and timely payment of all Installment Payments. In the event of an uncured installment payment default by Purchaser, Seller shall have the right to seek payment and enforce this Agreement against either Purchaser or Company, or both, at Seller's sole discretion.

1.4. **Transfer of Shares.** Upon receipt of payment of $25,000 (twenty-five thousand United States dollars), the Seller shall deliver the Shares to the Purchaser by signed and notarized stock certificate(s) and/or notarized Letter of Instruction to Transfer Shares for book shares.

1.5. **Restricted Securities Acknowledgment.** The Purchaser acknowledges that the Shares being purchased are restricted securities as defined under Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"). The Shares have not been registered under the Securities Act or any state securities laws and may not be resold, transferred, or otherwise disposed of unless an exemption from registration is available or the Shares are registered under applicable securities laws.

1.6. **Purchaser Acknowledgments Regarding Company Status.** The Purchaser acknowledges and understands that as of the Closing Date:

(a) The Company is a Shell company and as such there are additional rules and regulations that affect among other things, sales of restricted stock.

(b) The Company does not have a trading symbol and is not listed on any national securities exchange or OTC market.

(c) The Company is not currently DTC-eligible, meaning that its shares cannot currently be electronically transferred via the Depository Trust Company.

(d) The Company does not have an active 15c2-11 filing, and there is no guarantee that it will become eligible for quotation on OTC Markets or any exchange in the future.

(e) The Purchaser assumes all risks associated with the Company's lack of public marketability, including the possibility that the Shares may remain illiquid for an indefinite period.

1.7. **Non-Interference with Legend Removal.** The Purchaser and the Company agree that they shall accept the removal of restrictive legends from any shareholder's stock certificates, provided that such shareholder submits a valid legal opinion of counsel stating that the removal complies with applicable securities laws and shall not interfere with the transfer agents processing such requests.

2. **Change of Control**

2.1. **Effect of Change of Control.** The Parties acknowledge and agree that this transaction constitutes a change of control of the Company. As a result:

(a) The Purchaser shall obtain voting control and the ability to direct the Company's policies, operations, and governance.

(b) The Seller shall complete any required approvals prior to Closing, and help facilitate any final notifications to regulatory bodies, shareholders, and any contractual counterparties requiring notice of a change in control as soon as reasonably possible.

(c) The Company's Board of Directors and executive officers shall be restructured following Closing. The Seller shall ensure the resignation of current directors and officers and facilitate the appointment of Purchaser's designated replacements.

(d) The Purchaser/Company shall file a Form 8-K or similar filing with the SEC within four (4) business days of Closing to disclose the change in control and agrees to keep the Company's financials and reporting current per SEC requirements.

2.2. **No Public Market; No Trading Symbol.** The Seller represents and warrants that, as of the Closing Date, the Company has no active trading symbol, is not listed on any securities exchange or OTC market, is not eligible for Depository Trust Company (**"DTC"**) services, and has not filed a 15c2-11 application form. The Seller makes no representations or guarantees that the Company will become listed, quoted, or otherwise tradable in the future.

3. **Closing Conditions**

3.1. The Closing of the sale of the Shares (the **"Closing"**) shall occur on July 21st, 2025 (the **"Closing Date"**), subject to the following conditions:

(a) **Payment of Purchase Price.** The Purchaser shall remit the initial payment of $25,000 to the Seller.

(b) **Transfer of Shares.** The Seller shall execute all documents necessary to transfer the Shares to the Purchaser.

(c) **Resignation of Current Directors and Officers.** At Closing, the current members of the Board of Directors and executive officers of the Company shall submit their written resignations, effective immediately.

(d) **Appointment of New Directors and Officers.** At Closing, the Purchaser shall appoint Elliot Grundmanis, Brad Gunn, and Neill Carson as the new members of the Board of Directors, with Brad Gunn as Chief Executive Officer and Chief Financial Officer.

(e) **Company Filings.** The Company shall file a Form 8-K with the SEC within four (4) business days of Closing to disclose the change in control.

(f) **Company Filings.** The Company shall be responsible for all costs related to preparation and filing of 10-Q with the SEC by August 15, 2025, and all other quarterly reporting requirements in the future.

**3.2.** **Restriction on Reverse Stock Split.** For a period of two (2) years following the Closing Date, neither the Company, nor its Board of Directors, nor any majority shareholder(s) shall take any action to authorize, approve, or effect a reverse stock split of the Company's common stock without the prior written consent of the Seller.

**3.3.** **Responsible Issuance of Stock.** For a period of two (2) years following the Closing Date, the Company shall use commercially reasonable efforts to avoid issuing additional shares of its capital stock (or securities convertible into capital stock) except in connection with transactions that are expected to improve the Company's financial position, operations, or long-term shareholder value. The Company agrees to maintain transparency regarding material equity issuances and to document the business rationale behind such actions in its corporate records.

**3.4.** **Seller Transition Support.** For a period of five (5) months following the Closing Date (the "**Transition Period**"), the Seller agrees to provide reasonable, good-faith support to assist with the orderly transition of Company operations and corporate governance matters.

Such support shall be limited to:

(a) Responding to email or phone inquiries related to Company records, prior agreements, regulatory filings, or shareholder matters, not to exceed five (5) hours per calendar month;

(b) Providing introductions to Company vendors, legal or accounting contacts, or third-party service providers, if applicable;

(c) Making available relevant historical corporate documents in the Seller's possession, upon reasonable request;

(d) Providing reasonable cooperation with any Form 8-K or other public disclosure required in connection with the transaction.

This obligation shall not require the Seller to perform managerial duties, make business decisions, or assume any liability for post-Closing activities of the Company. Failure by the Seller to respond to an individual request shall not constitute a breach unless such failure is (i) material, (ii) repeated, and (iii) unexcused after written notice and a seven (7) day opportunity to cure.

The Seller shall not be compensated for such support unless otherwise agreed in writing.

**4.** **Representations and Warranties.**

**4.1.** **Representations and Warranties of Seller.** Seller represents and warrants that:

(a) Seller is the sole legal and beneficial owner of the Shares, free and clear of all liens and encumbrances;

(b) Seller is the sole legal and beneficial owner of the Shares, free and clear of all liens and encumbrances;

(c) Seller has the full right and authority to enter into and perform this Agreement;

(d) The current board of directors will ratify the current Stock Purchase Plan between Buyer and Seller.

(e) No consents or approvals are required for the transfer of the Shares.

4.2. **Representations and Warranties of Purchaser and the Company.** Buyer and the Company, jointly and severally, represent and warrant that:

(a) **Purchaser Representation as Accredited Investor.**
The Purchaser represents and warrants that it qualifies as an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of the following ownership structure and status:

(i) The Purchaser is a Wyoming limited liability company, which is wholly owned by a Canadian corporation (the **"Parent Entity"**);

(ii) The Parent Entity is wholly owned by a two individuals (the **"Ultimate Owners"**);

(iii) The Ultimate Owners qualify as accredited investors under Rule 501(a)(5) and/or Rule 501(a)(6) of the Securities Act, either by having a net worth in excess of $1,000,000 (excluding the value of such individual's primary residence) or having income in excess of $200,000 in each of the two most recent years with a reasonable expectation of the same in the current year;

(iv) Accordingly, both the Purchaser and the Parent Entity are entities in which all equity owners are accredited investors, and are each deemed accredited investors pursuant to Rule 501(a)(8); and

(v) The Purchaser is acquiring the Shares for its own account and not with a view to, or for sale in connection with, any distribution thereof. The Purchaser acknowledges that the Shares are "restricted securities" under Rule 144 of the Securities Act and may not be transferred, resold, or otherwise disposed of without compliance with applicable securities laws.

(b) Purchaser has the full power and authority to enter into and perform this Agreement;

(c) The Company has full knowledge of and agrees to the terms of this Agreement, including its joint and several liability for unpaid Installment Payments;

(d) Purchaser will cause the Company's board of directors to approve and ratify the obligations described herein within three (3) business days of Closing.

## 5. SEC and Regulatory Compliance

5.1. **Form 8-K Filing.** The Company shall prepare and file with the SEC a Form 8-K or similar filing within four (4) business days of Closing to disclose:

(a) The change in control;

(b) The resignation and appointment of directors and officers;

(c) Any material definitive agreements related to the transaction.

5.2. **Beneficial Ownership Reporting.** The Seller shall file a Form-4 Insider Reporting with the SEC within two (2) business days of the closing to disclose the sale.
If applicable, the Purchaser shall file a Schedule 13D with the SEC within ten (10) days of Closing to disclose their acquisition of a controlling interest.

5.3. **Other Regulatory Approvals.** The Parties shall cooperate in obtaining any other necessary regulatory approvals or notifications, including but not limited to:

- State corporate filings for officer and director changes;
- Company consents, board approvals, or shareholder notices.

6. **Indemnification**

6.1. **Seller's Indemnification.**
The Seller agrees to indemnify, defend, and hold harmless the Purchaser from any claims, liabilities, debts, or undisclosed obligations arising prior to the Closing Date. This includes but is not limited to:

(a) Any legal proceedings or regulatory investigations involving the Company;

(b) Any undisclosed loans, liens, or encumbrances;

(c) Any tax liabilities due prior to the Closing Date.

6.2. **Purchaser's Indemnification.** The Purchaser agrees to indemnify, defend, and hold harmless the Seller from any claims arising from Purchaser's ownership and operation of the Company after the Closing Date.

7. **Governing Law & Dispute Resolution**

7.1. **Governing Law.** This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

7.2. **Dispute Resolution.** Except as otherwise provided herein, any dispute arising out of or relating to this Agreement shall be resolved exclusively by binding arbitration conducted in Tampa, Florida, under the rules of the American Arbitration Association (**"AAA"**). The arbitration shall be conducted before a single arbitrator experienced in corporate transactions, and the proceedings shall be confidential.

Notwithstanding the foregoing, either Party may seek injunctive relief or specific performance from a court of competent jurisdiction to prevent irreparable harm or to enforce the terms of this Agreement or any arbitration award. The Parties agree to the exclusive jurisdiction of the state courts located in Hillsborough County, Florida, for such purposes.

7.3. **Attorneys' Fees & Collection Costs.** If the Seller pursues dispute resolution to collect any delinquent installation payment(s) or Share Clawback, the Purchaser agrees to reimburse all reasonable attorneys' fees, costs, and expenses up to a maximum of $25,000 (twenty-five-thousand United States dollars). For any other remedy to this Agreement, the Purchaser and Seller agree to pay their own fees, costs and expenses.

8. **Miscellaneous Provisions**

8.1. **Entire Agreement.** This Agreement constitutes the entire understanding between the Parties and supersedes any prior agreements.

8.2. **Amendments.** No modifications to this Agreement shall be valid unless in writing and signed by both Parties.

8.3. **Counterparts & Electronic Signatures.** This Agreement may be executed in counterparts and signed electronically.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the Effective Date.

**Seller**

**By:** Gregory Aurre III

______________________________

**Gregory Aurre III**

**Purchaser**

**By:** Brad G. Gunn

______________________________

**Brad G. Gunn**

**Title:** **Managing Member**